UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Baillie Gifford Funds
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BAILLIE GIFFORD FUNDS

Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK, EH1 3AN

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder,

Notice is hereby given that a Special Meeting (the “Special Meeting”) of the shareholders of each series of the Baillie Gifford Funds (each a “Fund” and collectively, the “Funds”) will be held at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts, 02199, at 10:00 a.m. on October 31, 2012, and any postponement or adjournment thereof, for the following purposes, which are more fully described in the accompanying proxy statement:

1.               To approve, with respect to each Fund, an amendment to the advisory agreement between the Baillie Gifford Funds (the “Trust”), on behalf of each Fund, and Baillie Gifford Overseas Limited (the “Manager”), to change the manner in which the management fee is calculated.

2.               To consider and act upon any other matters which may properly come before the Special Meeting or any adjournment thereof.

The Board of Trustees of the Trust unanimously recommends that you vote for the approval of the amendment to the advisory agreements between the Trust, on behalf of each Fund, and the Manager.  The Board of Trustees of the Trust has fixed the close of business on September 27, 2012 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. Only those shareholders who owned shares in a Fund at the close of business on the Record Date can vote at the Special Meeting or any adjournments thereof.

By order of the Trustees of the Trust,

Angus N.G. Macdonald, Secretary

October 1, 2012

NOTICE: YOUR VOTE IS IMPORTANT. PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY ALSO VOTE IN PERSON IF YOU ATTEND THE MEETING.

PROXY STATEMENT

BAILLIE GIFFORD FUNDS

The Emerging Markets Fund, The International Equity Fund, The EAFE Fund, The EAFE Choice Fund and The Global Alpha Equity Fund, each a series of Baillie Gifford Funds (individually a “Fund,” collectively the “Funds”)

Calton Square, 1 Greenside Row,

Edinburgh, Scotland, UK, EH1 3AN

October 1, 2012

The enclosed proxy is solicited by the Trustees of the Baillie Gifford Funds (the “Trust”) for use at the Special Meeting of Shareholders of the Trust, to be held at 10:00 a.m. on October 31, 2012 at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts, 02199, (the “Special Meeting”), for action upon the matters set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice”).  Shareholders of record at the close of business on September 27, 2012 (the “Record Date”) are entitled to be present and to vote at the Special Meeting or any postponed or adjourned session thereof.  The Notice, this Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or around October 1, 2012.

The Trustees unanimously recommend that you vote for the approval of the amendment to the advisory agreement for each Fund to change the manner in which the management fee is calculated.

THE PROPOSAL

As described below, this Proxy Statement relates to the proposal to approve a change in the way the management fee paid by each Fund is calculated, such that the management fee will be calculated using each Fund’s average daily net asset value, rather than the current methodology of averaging month-end calculations of net asset value.  The new methodology is reflected in the excerpt of the form of amended investment advisory agreement attached as Appendix A.

The Amended Advisory Agreements (as defined below) change the method of calculating the asset base used to determine the management fee to be paid to Baillie Gifford Overseas Limited (“the Manager”), the investment adviser to each Fund. Under the Existing Advisory Agreements (as defined below), the management fee to be paid by each Fund is calculated quarterly, based upon the average of the determinations of NAV of the Fund as of each month-end during that quarter. This method is both out of line with common market practice in the United States, and can lead to distortion in the management fees paid by a Fund, depending on the timing of inflows and outflows of assets to/from such Fund within a given month.  The Amended Advisory Agreements would change the method of calculating the management fee to be paid by each Fund to daily net asset values instead of the net asset values of each Fund at the end of each month.  Depending on the timing of the capital flows into or out of a Fund, this method may increase or decrease the management fees payable by each Fund to the Manager for any given month, though under normal circumstances of inflows and outflows the change in management fees is not expected to be significant relative to the size of the Funds.  This daily method of calculation is also in line with the common market practice for mutual funds in the United States.

INTRODUCTION

At the Special Meeting, shareholders of the Funds will consider the approval of an amendment to the advisory agreement for each Fund (each an “Amendment” and collectively the “Amendments”) between the Trust, on behalf of each Fund, and the Manager.  The Manager currently serves as the investment adviser to the Funds pursuant to investment advisory agreements with each Fund (each an “Existing Advisory Agreement,” and collectively the “Existing Advisory Agreements”).  Each Existing Advisory Agreement, as amended by the Amendment, is referred to as an Amended Advisory Agreement throughout this document.  The Amended Advisory Agreements provide that the management fee to be paid to the Manager by each Fund shall be calculated using such Fund’s average daily net assets, which are determined by taking the daily average of the Fund’s total assets minus any accrued liabilities on each day that the Fund is operating. The Amended Advisory Agreements are described in additional detail below under “Approval of Amended Advisory Agreements.” The Board of Trustees of the Trust (the “Board” or the “Trustees”), including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) (such Trustees, the “Independent Trustees”), considered and approved the Amended Advisory Agreements at an in-person meeting held on June 21, 2012, and recommends that shareholders of each Fund vote to approve the Amendment for their Fund.

Description of the Existing Advisory Agreements

The Manager currently serves as the investment adviser to each of the Emerging Markets Fund, the International Equity Fund, the EAFE Fund, the Global Alpha Equity Fund and the EAFE Choice Fund, pursuant to investment advisory agreements between the Trust, on behalf of each Fund, and the Manager executed as of July 25, 2000, February 1, 2008, February 1, 2008, December 1, 2008 and April 1, 2009, respectively.  The Existing Advisory Agreements for each of the Emerging Markets Fund, the International Equity Fund, the EAFE Fund, the Global Alpha Equity Fund and the EAFE Choice Fund were approved by the initial shareholder of each Fund on or about the dates noted above for their initial execution.  Each Existing advisory agreement provides that it will terminate after an initial two-year term unless it is re-approved annually by the Board, including a majority of the Independent Trustees.  The Board, including the Independent Trustees, last approved the continuation of each Existing Advisory Agreement on June 21, 2012.

Under the Existing Advisory Agreements, the Manager furnishes continuously an investment program for each Fund, and the Manager is entitled to receive a quarterly management fee from each Fund, as set forth in the table below, calculated by taking the average of all determinations of such Fund’s net asset value made (“NAV”) at the end of each month during the quarter.  The table below sets out the management fee to be paid by each Fund under the Existing Advisory Agreements (which percentages will not change under the Amended Advisory Agreements).

Fund	Management fee
The Emerging Markets Fund	0.50%
The International Equity Fund	0.25%
The EAFE Fund	0.25%
The EAFE Choice Fund	0.25%
The Global Alpha Equity Fund	0.30%

In performing its duties under the Existing Advisory Agreements, the Manager is subject to the supervision of the Trustees and to the provisions of the Trust’s Amended and Restated Agreement and Declaration of Trust and Bylaws and of the 1940 Act.  The Existing Advisory Agreements provide that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Comparison of the Existing Advisory Agreements and the Amended Advisory Agreements

The Amended Advisory Agreements are substantially identical to the Existing Advisory Agreements, except that under the Amended Advisory Agreements the management fee payable by each Fund to the Manager is calculated by taking the average of all daily determinations of NAV of such Fund made during a quarter, instead of by taking the average of all determinations of NAV made at the end of each month.  The percentage fee rate under each Amended Advisory Agreement remains identical to the rate under the corresponding Existing Advisory Agreement, albeit such a rate is applied to a slightly different asset base.

Excerpts demonstrating the relevant changes proposed in the form of the Amended Advisory Agreement appear in Appendix A.  The Board of Trustees recommends that the shareholders of the Trust approve the Amended Advisory Agreements.  If the Amended Advisory Agreement goes into effect for each Fund, the management fee paid by each Fund may increase or decrease, depending on the timing and magnitude of each Fund’s capital flows. If approved, each Amended Advisory Agreement would become effective on November 1, 2012.

The table below provides a comparison, for the twelve-month period ended June 30, 2012 (or, in the case of the Global Alpha Fund, for the eight months since inception), of (a) the management fees under the Existing Advisory Agreements paid directly by each Fund to the Manager to (b) the management fees that would have been paid to the Manager by each Fund if the Amended Advisory Agreements had been in effect during that period. Because the proposed changes will not affect the rates of management fees to be paid, they will not result in any changes to the tables of Fund Operating Fees and Expenses presented in the Funds’ private placement memorandum, which has previously been provided to investors and is available upon request.

Fund	Management Fees Paid Under the Existing Advisory Agreement(1)	Management Fees Paid Under the Amended Advisory Agreement(2)	Percentage Difference(3)
The Emerging Markets Fund	$2,058,341	$2,048,177	-0.49%
The International Equity Fund	$3,911,284	$3,790,278	-3.09%
The EAFE Fund	$4,431,977	$4,385,402	-1.05%
The EAFE Choice Fund	$401,071	$402,355	0.32%
The Global Alpha Equity Fund	$214,523	$216,282	0.82%

(1)

The management fees paid under the Existing Advisory Agreement have been calculated by applying the applicable management fee rate to each Fund’s average monthly net assets during the twelve-month period ended June 30, 2012 (or, in the case of the Global Alpha Fund, during the eight months since inception).

(2)

The management fees paid under the Amended Advisory Agreement have been calculated by applying the applicable management fee rate to each Fund’s average daily net assets during the twelve-month period ended June 30, 2012 (or, in the case of the Global Alpha Fund, during the eight months since inception).

(3)

A positive percentage indicates that the actual management fee paid to the Manager by a Fund under the Existing Advisory Agreement during the twelve-month period ended June 30, 2012 (or, in the case of the Global Alpha Fund, during the eight months since inception) was lower than the fee that would have been paid to the Manager by such Fund during that period pursuant to the Amended Advisory Agreement. A negative percentage indicates that the opposite (i.e., the fee paid pursuant to the Amended Advisory Agreement would have been lower than the actual fee paid).

Board Considerations of the Amended Advisory Agreements

On June 21, 2012, the Board, including the Independent Trustees, approved the Amendments to the Existing Advisory Agreements between the Trust, on behalf of each Fund, and the Manager. The Board considered and approved the Amendments in conjunction with its approval of the annual continuation of the Existing Advisory Agreements.  In approving the continuation of each Existing Advisory Agreement, the Board considered such factors as the nature, extent and quality of the services provided by the Manager to the applicable Fund, the Fund’s performance and expenses, the Manager’s profitability and fall-out benefits.  The Board’s considerations and determinations with respect to the annual contract renewal are described in detail in Appendix C hereto, which is substantially identical to the discussion of the topic produced in the Funds’ semi-annual report for the period ended June 30, 2012.

The Trustees considered that, other than the change in the method by which the management fee is to be calculated, the Amended Advisory Agreements are substantially identical to the Existing Advisory Agreements, including in terms of services provided, liability, and termination provisions.  The Trustees also considered the impact the new method of calculating the management fee would have on each Fund.  The Trustees noted that under the Existing Advisory Agreements, the management fees paid by a Fund for a given month may suffer distortions depending upon the timing of inflows or outflows of capital.  For example, fees charged in a month with substantial inflows at the beginning of the month would be the same as an otherwise identical month during which the substantial inflows came at the end of the month, even though the assets being managed during most of the month were quite different.  Similarly, in periods of consistent inflows, the Existing Advisory Agreements result in higher management fees relative to the Amended Advisory Agreements, where as the opposite is true in periods of consistent outflows. The Trustees further noted that the Amended Advisory Agreement avoids these distortions by calculating each Fund’s management fee based on its daily average NAV. The Trustees also considered that the change in the method of calculating the management fee was not expected to have a material impact on the Funds’ NAVs. In addition, the Trustees noted that the method of calculating management fees under the Amended Advisory Agreements was common market practice for mutual funds in the United States. Based upon all the information considered and the conclusions reached, the Board determined that the terms of each Amendment were reasonable and fair.

After considering these factors, among others, the Board (including all of the Independent Trustees) concluded that the approval of the Amendments was in the best interests of the Funds.  In reaching this conclusion the Board of Trustees did not give particular weight to any single factor described above.

Shareholder Voting Regarding the Amended Advisory Agreements

Approval of the Amendment for each Fund requires the affirmative vote of a “majority of the outstanding voting securities” of such Fund, which means the lesser of (a) 67% or more of the Fund’s outstanding shares present at the meeting, in person or by proxy, if more than 50% of the Fund’s outstanding shares are present in person or by proxy, or (b) more than 50% of the Fund’s outstanding shares.  If the vote required to approve the Amendment for a Fund is not obtained, the Existing Advisory Agreement for such Fund would remain in effect, and the Board of Trustees would consider other actions it deems in the best interests of such Fund.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE FUNDS VOTE FOR THE APPROVAL OF THE AMENDMENTS.

INFORMATION ABOUT THE MANAGER

Each Fund is advised and managed by the Manager, Calton Square, 1 Greenside Row, Edinburgh, Scotland.  The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, ERISA Group Trusts and other private accounts.  The Manager is a wholly owned subsidiary of Baillie Gifford & Co., which is controlled by its full-time working partners.  The Manager, Baillie Gifford & Co. and their affiliates are referred to as

“Baillie Gifford.”  The Manager was organized in 1983, and had assets under management of approximately $77.08 billion as of August 31, 2012.  The names of the 37 individual partners of Baillie Gifford & Co. are disclosed in the Form ADV of the Manager, which is available at www.sec.gov.

During the fiscal year ended December 31, 2011, each Fund paid the following aggregate management and shareholder servicing fees to the Manager, as reflected in the Funds’ financial statements.

Fund	Management Fees Paid During the Fiscal Year Ended December 31, 2011	Servicing Fees Paid During the Fiscal Year Ended December 31, 2011
The Emerging Markets Fund	$2,120,458	$427,592
The International Equity Fund	$2,979,600	$2,567,342
The EAFE Fund	$4,251,152	$3,868,600
The EAFE Choice Fund	$358,803	$343,356
The Global Alpha Equity Fund	$31,015	$26,010

The principal executive officers and directors of the Manager and their principal occupations are set forth below.  The address of each such person is c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom, EH1 3AN.

Name	Position
Kathrin Hamilton	Director
William A. McLeod	Director
David Salter	Director
Angus N. MacDonald	Legal Officer
Alison L. Warden	Group Finance Officer
Peter N. Cooke	Chairman and Chief Executive
Andrew J. Telfer	Director
Graham Laybourn	Chief Compliance Officer
Joss Saunders	Finance Officer
Thomas S. Nisbet	Director

Name	Position
Peter C. Hadden	Director
Dickson K. Jackson	Director
William Sutcliffe	Director
Timothy Campbell	Director
Anthony R. Tait	Director

The table below contains information concerning Trustees and officers of the Trust who hold positions with the Manager or its affiliates.  The address of each of them is c/o Baillie Gifford Trust, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom, EH1 3AN.

Name and Age	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During the Past 5 Years (1)
Peter Hadden Age 54	Trustee, Chairman of the Board, and President	Since 2009	Partner, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser); Formerly, Vice President of the Trust (2008 to 2009).
Dickson Jackson Age 40	Vice President	Since 2005	Director, Investment Operations, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser); formerly, Treasurer of the Trust, 2001 to 2005.
Andrew Telfer Age 44	Vice President	Since 2008	Partner, Baillie Gifford & Co. (investment manager); Director, Baillie Gifford Overseas Limited (investment adviser).
Peter Cooke Age 47	Vice President	Since 2008	Partner, Baillie Gifford & Co. (investment manager); Chief Executive, Baillie Gifford Overseas Limited (investment adviser).
Michael Stirling-Aird Age 35	Vice President	Since 2012	Client Service Director, Baillie Gifford Overseas Limited (investment adviser).
Julie Wilson Age 36	Vice President	Since 2012	Assistant Manager, Overseas Institutional Clients Accounting Department, Baillie Gifford & Co. (investment adviser).
Nigel Cessford Age 49	Treasurer	Since 2005	Head of Overseas Institutional Clients Accounting Department, Baillie Gifford & Co. (investment manager).
Angus N.G. Macdonald Age 46	Secretary	Since 2000	Head of Legal for the Baillie Gifford Group (investment manager).
Graham Laybourn Age 45	Chief Compliance Officer	Since 2005	Compliance Officer, Baillie Gifford Group (investment manager).

(1)  Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

For information on other registered investment companies that have similar objectives to those of the Funds for which the manager acts as in investment adviser, please see Appendix B.

FURTHER INFORMATION ABOUT VOTING AND THE SPECIAL MEETING

Solicitation of Voting Instructions.  Voting instructions will be solicited primarily by mailing this Proxy Statement and its enclosures, but voting instructions may also be solicited through further mailings, telephone calls, personal interviews or e-mail by officers of the Trust or by its agents.  The Manager has agreed to bear all of the costs of the Special Meeting, including the costs of printing and mailing this Proxy Statement and soliciting voting instructions.

Only one copy of this Proxy Statement may be mailed to a shareholder holding shares in multiple accounts within the Fund.  Additionally, unless the Trust has received contrary instructions, only one copy of this Proxy Statement will be mailed to a given address where two or more shareholders share that address.  Additional copies of the Proxy Statement will be delivered promptly upon request.  Requests may be sent to the Manager at Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN, or by telephoning 011-44-131-275-2000 (Attention: Nigel Cessford) before 12:00 noon (New York time) on any business day. Shareholders may submit to the Trust claims for reimbursement of telephone charges incurred in placing such calls.

Quorum and Methods of Tabulation.  The shareholders of each Fund vote together as a single class on the approval of the Amendment for that Fund.  Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed as tellers (the “Tellers”) for the Special Meeting. The 1940 Act effectively requires that 50% of each Fund’s outstanding shares entitled to vote at the Special Meeting be present at the Special Meeting to constitute a quorum to approve the Amendments.  This requires greater attendance than the Funds’ Amended and Restated Agreement and Declaration of Trust would normally require for a quorum, which, under other circumstances, requires that only 40% of the Fund’s outstanding shares entitled to vote be present at a meeting for there to be a quorum.

The Tellers will count the total number of votes cast “for” approval of the Amendment for each Fund for purposes of determining whether sufficient affirmative votes have been cast.  The Tellers will count shares represented by proxies that reflect abstentions as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum.  Abstentions will have the effect of a negative vote on the proposal.

A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid and the burden of proving invalidity shall rest on a challenger. A proxy with respect to Fund shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.

Other Business.  The Trustees know of no other business to be brought before the Special Meeting.  However, if any other matters properly come before the Special Meeting, they intend that proxies that do not contain specific restrictions to the contrary be voted on such matters in accordance with the judgment of the persons named in the proxy card.

Revocation of Proxies.  Proxies may be revoked at any time before they are voted either (i) by a written revocation received by the Secretary of the Trust, (ii) by a properly executed later-dated proxy received by the Secretary of the Trust, or (iii) by an in-person vote at the Special Meeting.  Attendance at the Special Meeting will not in and of itself revoke a proxy.  Shareholders may revoke a proxy as often as they wish before the Special Meeting.  Only the latest dated, properly executed proxy card received prior to or at the Special Meeting will be counted.

Date for Receipt of Shareholders’ Proposals for Subsequent Meetings of Shareholders.  The Amended and Restated Agreement and Declaration of Trust does not provide for annual meetings of shareholders, but the Trustees may from time to time schedule special meetings.  Shareholder proposals for inclusion in the Trust’s proxy statement for any subsequent meeting must be received by the Trust a reasonable period of time prior to any such meeting.

Adjournment.  In the event that a quorum is not present and/or sufficient votes in favor of the Amendments are not received by the time scheduled for the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to the approval of the Amendments.  Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Special Meeting to be adjourned, as required by the Amended and Restated Agreement and Declaration of Trust and the By-Laws.  The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the Amendments.  They will vote against any such adjournment those proxies required to be voted against the Amendments.

Financial Information. A copy of the Annual Report for the Trust for the most recent fiscal year ended (i.e. December 31, 2011), including financial statements, has previously been mailed to shareholders of each Fund that was operational as of that date. A copy of the semiannual report for each Fund for the period ended June 30, 2012 has also been mailed to shareholders.  Upon request, the Trust will furnish, without charge, to any of its shareholders, a copy of the Annual Report of the Trust for its most recent fiscal year and a copy of its semiannual report for any subsequent semiannual period. Requests may be made in writing to the Manager at Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN, or by telephoning 011-44-131-275-2000 (Attention: Nigel Cessford).

INFORMATION ABOUT THE TRUST

General Information and Mailing Address.  The Trust is an open-end registered management investment company under the 1940 Act, and is organized as a Massachusetts business trust.  Each Fund is a series of the Trust. The mailing address of the Trust and the Funds is Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK, EH1 3AN.

Manager.  Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK, EH1 3AN, serves as the investment manager for the Funds.

Administrator.  The Bank of New York Mellon, One Wall Street, New York, New York 10286, serves as the Funds’ administrator pursuant to an Administrative Services Agreement.

Distributor.  Currently, there is no underwriter of shares of the Funds, and accordingly, the Trust self-distributes its shares.

Outstanding Shares and Share Ownership.  As of September 27, 2012 the following shares of the Funds are outstanding

Fund	Class	Shares Outstanding and Entitled to Vote
The Emerging Markets Fund	Class I	Zero
	Class II	Zero
	Class III	26,066,117.217

The International Equity Fund	Class 1	5,901,257.084
	Class 2	87,265,803.012
	Class 3	80,892,699.231
	Class 4	26,585,820.402
	Class 5	Zero

The EAFE Fund	Class 1	4,406,681.909
	Class 2	90,107,684.679
	Class 3	48,725,857.952
	Class 4	61,504,009.246
	Class 5	Zero

The EAFE Choice Fund	Class 1	Zero
	Class 2	13,589,136.857
	Class 3	2,833,177.700
	Class 4	Zero
	Class 5	Zero

The Global Alpha Equity Fund	Class 1	1,926,965.980
	Class 2	Zero
	Class 3	10,615,668.912
	Class 4	Zero
	Class 5	Zero

For information about significant shareholders of each class of each Fund, please see Appendix D.

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING.  A SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

October 1, 2012

APPENDIX A — EXCERPTS ILLUSTRATING CHANGES IN THE AMENDED ADVISORY AGREEMENTS

The following excerpt presents in full section 3 of the Investment Advisory Agreement for each Fund, marked to show changes proposed in this Proxy Statement.  The text of section 3 is identical in each agreement, with the exception of the fee rate, which is shown in blank below.  The operative percentage figure to be filled into the relevant Investment Advisory Agreement (both in currently and as proposed in this Proxy Statement) is as follows:

Fund	Management fee rate
The Emerging Markets Fund	0.50%
The International Equity Fund	0.25%
The EAFE Fund	0.25%
The EAFE Choice Fund	0.25%
The Global Alpha Equity Fund	0.30%

3.             Compensation of Adviser.  (a) As full compensation for the services and facilities furnished by the Adviser under this Agreement, the Trust agrees to pay to the Adviser a fee at the annual rate of [      ]% of the Fund’s average daily net asset ~~value~~ values.  Such fee shall be computed and accrued daily and payable quarterly.  ~~For purposes of calculating such fee, such net asset value shall be determined by taking the average of all determinations of net asset value made at the end of each month and such determinations shall be made in the manner provided in the Fund’s current Offering Memorandum and Statement of Additional Information.~~

b.     For any period less than a full quarter during which this Agreement is in effect, the compensation payable to the Adviser hereunder shall be ~~calculated by reference to the termination date (not the last day of the quarter) and shall be~~ prorated ~~according to the proportion which such period bears to a full year~~.

B-1

APPENDIX B —  OTHER FUNDS FOR WHICH THE  MANAGER SERVES AS INVESTMENT ADVISER

The Manager acts as an investment adviser to the registered investment companies listed in the table below (referred to as Fund 1, Fund 2, etc.) that have similar investment objectives to those of the Funds. Certain funds listed below as sub-advised by the Manager are part of a single fund complex, and the sub-advisory fee rates associated with those funds have been negotiated in the context of a broader commercial relationship.

Fund Name(1)	Approximate Net Assets as of June 30, 2012	Current Advisory Fee(2)	Has Manager waived, reduced, or otherwise agreed to reduce advisory fees incurred by the Fund?	Relationship (Adviser or Sub- adviser)
Emerging Markets Fund
Fund 1	$92 million	50 bps	No	Sub-adviser
Fund 2	$1.67 billion	50 bps	No	Sub-adviser
International Equity Fund
Fund 3	$1.35 billion	34 bps	No	Sub-adviser
Fund 4	$125 million	55 bps	No	Sub-adviser
EAFE Fund
Fund 5	$7.93 billion	17 bps	No	Sub-adviser
Fund 6	$859 million	19 bps	No	Sub-adviser
Fund 7	$129 million	50 bps	No	Sub-adviser
Fund 8	$209 million	32 bps	No	Sub-adviser
Fund 9	$606 million	32 bps	No	Sub-adviser
EAFE Choice Fund
Fund 10	$83 million	53 bps	No	Sub-adviser
Global Alpha Equity Fund
Fund 11	$25 million	35 bps	No	Sub-adviser
Fund 12	$224 million	28 bps	No	Sub-adviser

(1)          For confidentiality purposes, the names of the sub-advised and advised relationships have been omitted. These represent accounts managed in a similar fashion to each Fund.

(2)          The fee rates shown in the table reflect blended rates based on each fund’s net asset value as of June 30, 2012, after taking into account the effect of any breakpoints and/or performance fees (calculating performance fees assuming consistent achievement of the performance objective associated with that strategy), as applicable.

B-2

APPENDIX C — SHAREHOLDER REPORT DISCLOSURE
REGARDING 2012 CONTRACT RENEWAL

On June 21, 2012, the Board of Trustees (the “Board”) of the Baillie Gifford Funds (the “Trust”), including those trustees who are not interested persons as defined by the Investment Company Act of 1940 (the “Independent Trustees”), approved the renewal of the investment advisory agreements (each an “Advisory Agreement”) between the Trust on behalf of the Emerging Markets Fund, the EAFE Fund, the International Equity Fund, the EAFE Choice Fund and the Global Alpha Equity Fund (each a “Fund” and collectively, the “Funds”) and Baillie Gifford Overseas Limited (the “Manager”).  As part of the review process, the Independent Trustees, prior to the Board meeting, met independently of Trust management and of the interested trustee of the Board to consider the renewal of each Advisory Agreement.  During the review process, the Independent Trustees were represented by independent legal counsel.  The Independent Trustees reviewed materials received from the Manager, Lipper Inc. (an independent provider of mutual fund data, “Lipper”) and independent legal counsel with respect to contract renewal.  After reviewing the information received, the Independent Trustees requested supplemental information that was provided by the Manager.  The Independent Trustees then presented their findings and recommendations to the Board.

Based upon the findings and recommendations of the Independent Trustees, the Board concluded that it was in the best interests of each Fund to renew its respective Advisory Agreement.  In reaching this conclusion for each Fund, the Board did not identify any single factor as determinative in its analysis, but rather the Board considered a variety of factors, including those discussed below.

Emerging Markets Fund, EAFE Fund, International Equity Fund, EAFE Choice Fund and Global Alpha Equity Fund

The Board considered the nature, extent and quality of the services provided by the Manager to the Emerging Markets Fund, the EAFE Fund, the International Equity Fund, the EAFE Choice Fund and the Global Alpha Equity Fund.  The Board noted that, pursuant to each Fund’s Advisory Agreement, the Manager provides portfolio management services to the Funds and receives a management fee and that, pursuant to a separate Shareholder Service Plan, the Manager provides services to shareholders of the Funds and receives a shareholder service fee.  The Board considered that the Manager proposed to amend the Advisory Agreement for each Fund subject to shareholder approval so that the management fee would be calculated on average daily net assets during a quarter rather than average end of month assets.  The Board also considered the background and qualifications of the investment and compliance personnel involved in the management and oversight of the Trust, reviewed information regarding each Fund’s performance, management fee, shareholder service fee and expense ratio compared to similar funds and considered the experience of the Manager in providing services to each Fund.  In evaluating the management fee paid by each Fund, and in particular when assessing comparative data, the Board considered not only the management fee, but also the combination of the Fund’s management fee and shareholder service fee.  The Board also reviewed the Manager’s financial statements.  The Board considered other benefits derived by the Manager from its relationship to the Funds, including receipt of the shareholder service fee (which varies among the share classes) and the use of soft dollars to pay for research services for the Funds or other clients of the Manager.  The Board concluded that the nature, extent and quality of the services provided by the Manager to the Funds were satisfactory.

The Board reviewed the Manager’s revenues received with respect to the Funds and the nature of the Manager’s resources expended in providing services to the Funds.  The Board considered the Manager’s estimate of its profitability with respect to the Funds and concluded that the Manager’s estimated profitability was not unreasonable.

Based upon all the information considered and the conclusions reached, the Board determined that the terms of each Advisory Agreement were reasonable and fair and that the continuation of each Advisory Agreement was in the best interests of each respective Fund.  The Board noted the following items specific to the referenced Funds.

Emerging Markets Fund

The Board reviewed total return information for the one-, three- and five-year and since inception (April 4, 2003) periods ended April 30, 2012 for the Fund compared to an average of the performance of a performance universe of funds provided by Lipper.  The Board noted that the Fund’s performance was above the average of the performance universe for each period, including top decile investment performance compared to the performance universe for the five-year and since inception periods.  The Board concluded that the Fund’s relative performance for the periods reviewed was good.

The Board reviewed the Fund’s management fee (plus the shareholder service fee for Class I), other expenses and total expense ratio and compared them to the average management fees and expense ratios of a separate expense group and expense universe of funds based on data provided by Lipper.  The comparable fund information showed that the Fund’s management fee (plus the shareholder service fee for Class I) was below the average management fee of both the expense group and the expense universe.  The Board also reviewed the fee schedules for separately managed accounts of the Manager with a similar investment mandate.  The Board considered whether there were economies of scale with respect to management of the Fund and whether the Fund benefits from economies of scale.  The Board considered the Fund’s asset size and that the management fee was on the low end of the spectrum of comparable funds.  On the basis of the information provided, the Board concluded that the management fee was reasonable.

International Equity Fund

The Board reviewed total return information for the one- and three-year and since inception (February 7, 2008) periods ended April 30, 2012 for the Fund compared to an average of the performance of a performance universe of funds provided by Lipper.  The Board noted that the Fund’s performance was above the average of the performance universe for each period.  The Board concluded that the Fund’s relative performance for the periods reviewed was good.

The Board reviewed the Fund’s management fee (plus the shareholder service fee for Class 1), other expenses and total expense ratio and compared them to the average management fees and expense ratios of a separate expense group and expense universe of funds based on data provided by Lipper.  The comparable fund information showed that the Fund’s management fee (plus the shareholder service fee for Class 1) was above the average management fee of the expense group and below the average management fee of the expense universe.  The Board considered the Manager’s proposal to contractually reduce the management fee by 0.05%.  The Board also reviewed the fee schedules for separately managed accounts of the Manager with a similar investment mandate.  The Board considered whether there were economies of scale with respect to management of the Fund and whether the Fund benefits from economies of scale.  The Board considered the Fund’s asset size and that the management fee was on the low end of the spectrum of comparable funds.  On the basis of the information provided, the Board concluded that the management fee was reasonable.

EAFE Fund

The Board reviewed total return information for the one- and three-year and since inception (March 6, 2008) periods ended April 30, 2012 for the Fund compared to an average of the performance of a performance universe of funds provided by Lipper.  The Board noted that the Fund’s performance was above the average of the performance universe for each period and concluded that the Fund’s relative performance for the periods reviewed was good.

The Board reviewed the Fund’s management fee (plus the shareholder service fee for Class 1), other expenses and total expense ratio and compared them to the average management fees and expense ratios of a separate expense group and expense universe of funds based on data provided by Lipper.  The comparable fund information showed that the Fund’s management fee (plus the shareholder service fee for Class 1) was above the average management fee of the expense group and below the average management fee of the expense universe.  The Board also reviewed the fee schedules for separately managed accounts of the Manager with a similar investment mandate.  The Board considered whether there were economies of scale with respect to management of the Fund and whether the Fund benefits from economies of scale.  The Board considered the Fund’s asset size and that the management fee was on the low end of the spectrum of comparable funds.  On the basis of the information provided, the Board concluded that the management fee was reasonable.

EAFE Choice Fund

The Board reviewed total return information for the one-year and since inception (December 17, 2009) periods ended April 30, 2012 for the Fund compared to an average of the performance of a performance universe of funds provided by Lipper.  The Board noted that the Fund’s performance was above the average of the performance universe for each period.  The Board concluded that the Fund’s relative performance for the periods reviewed was good.

The Board reviewed the Fund’s management fee (plus the shareholder service fee for Class 1), other expenses and total expense ratio and compared them to the average management fees and expense ratios of a separate expense group and expense universe of funds based on data provided by Lipper.  The comparable fund information showed that the Fund’s management fee (plus the shareholder service fee for Class 1) was equal to the average management fee of the expense group and below the average management fee of the expense universe.  The Board also reviewed the fee schedules for separately managed accounts of the Manager with a similar investment mandate.  The Board considered whether there were economies of scale with respect to management of the Fund and whether the Fund benefits from economies of scale.  The Board considered the Fund’s asset size and that the management fee was on the low end of the spectrum of comparable funds.  On the basis of the information provided, the Board concluded that the management fee was reasonable.

Global Alpha Equity Fund

The Board reviewed total return information for the since inception (November 15, 2011) period ended April 30, 2012 for the Fund compared to an average of the performance of a performance universe of funds provided by Lipper.  The Board noted that the Fund’s performance was above the average of the performance universe for this limited period.  The Board concluded that the Fund’s performance for the period reviewed was good.

The Board reviewed the Fund’s management fee (plus the shareholder service fee for Class 1), other expenses and total expense ratio and compared them to the average management fees and expense ratios of a separate expense group and expense universe of funds based on data provided by Lipper.  The comparable fund information showed that the Fund’s management fee (plus the shareholder service fee for Class 1) was above the average management fee of both the expense group and the expense universe.  The Board also reviewed the fee schedules for separately managed accounts of the Manager with a similar investment mandate.  The Board considered whether there were economies of scale with respect to management of the Fund and whether the Fund benefits from economies of scale.  The Board considered the Fund’s asset size and the management fee rate.  On the basis of the information provided, the Board concluded that the management fee was reasonable.

Based upon all the information considered and the conclusions reached, the Board determined that the terms of each Advisory Agreement were reasonable and fair and that the continuation of each Advisory Agreement was in the best interests of each respective Fund.

APPENDIX D — NAME, ADDRESS AND PERCENTAGE OF OWNERSHIP OF “PRINCIPAL HOLDERS”

As of June 30, 2012, the name, address and percentage of ownership of each person who may be deemed to be a “principal holder” because it owns of record or is known by the Trust to own beneficially 5% or more of any class of the Fund’s outstanding shares is shown below. The Trust believes that no other person or group owns of record or beneficially 5% or more of the shares of any class of a Fund.

Emerging Markets Fund

Investor	Investor Address	Percentage Ownership of Class
Fire and Police Pension Association of Colorado — Class 3	5290 DTC Parkway, Suite 100, Greenwood Village, CO 80111-2721	11.33%
Nebraska State Investment Council, a Nebraska state investment agency — Class 3	941 “O” Street, Suite 500, Lincoln, NE 68508	32.43%
Guardian Life Insurance — Class 3	7 Hanover Square, 20th Floor, New York, NY 10004	14.00%
William Penn Foundation — Class 3	Two Logan Square, 11th Floor, 100 North 18th Street, Philadelphia, PA 19103-2757	14.43%
Casey Family Programs — Class 3	2001 8th Avenue, Suite 2700, Seattle, WA 98121	7.60%
Salvation Army Southern Territory — Class 3	1424 Northeast Expressway, Atlanta, GA, 30329-2088	18.71%

International Equity Fund

Investor	Investor Address	Percentage Ownership of Class
Scripps Research Unit — Class 1	10550 North Torrey Pines Road TPC-16, La Jolla, CA 92037	22.91%
North Slope Borough — Class 1	P.O. Box 69, 1274 Agviq Street, Barrow, AK 99723	38.23%
University of Connecticut — Class 1	2390 Alumni Drive, U-3206 Storrs, CT 06269	27.27%
Towers Watson Savings Plan Trust — Class 1	191 North Wacker Drive, Suite 2700, Chicago, IL 60606	11.59%
Blue Cross Blue Shield of Minnesota — Class 2	353 Blue Cross Road, Eagan, MN 55122-1154	6.46%
ING North America Insurance Corporation — Class 2	5780 Powers Ferry Road, N.W., Atlanta, GA 30327-4390	10.17%
Employees’ Retirement Plan of the National Education Association — Class 2	Suite 210, 1201 16th Street NW, Washington D.C., 20036	9.53%
Commander Navy Installations Command Retirement Trust — Class 2	Millington Detachment N948, 5720 Integrity Drive, Building 457, Millington, TN, 38055	8.35%
Medtronic Inc Retirement Plan Trust — Class 2	US Bank, EP-MN-W54E, 60 Livingston Ave, St Paul, MN 55107	12.54%

Investor	Investor Address	Percentage Ownership of Class
Batelle Memorial Institute — Class 2	505 King Avenue, Columbus, OH 43201-2693	12.13%
Promedica Health System Trust — Class 3	1801 Richards Road, Toledo, OH 43607	12.79%
Sysco Corp Retirement Plan — Class 3	1390 Enclave Parkway, Houston, TX 77077	27.85%
Pinnacle West Corporation — Class 3	400 N Fifth Street, Phoenix, AZ 85004	13.72%
Ameren Corporation Master Retirement Trust — Class 3	1901 Chouteu Avenue, Saint Louis, MO 63166-6149	16.61%
City of Phoenix Public Employees Retirement System — Class 3	Phoenix City Hall, 200 W Washington Street, 10th Floor, Phoenix, AZ 85003	17.57%
Cargill Inc — Class 3	9350 Excelsior Blvd, MS # 15-4-9350, Hopkins, MN 55343	11.46%
The State of Michigan Retirement System — Class 4	2501 Coolidge Road, Suite 400, East Lansing, MI 48823	92.82%
Indiana State Board of Accounts — Class 4	One North Capitol, Suite 001, Indianapolis, IN 46204	7.18%

EAFE Fund

Investor	Investor Address	Percentage Ownership of Class
City of Gainesville Employees’ Pension Plan — Class 1	200 E University Avenue, Gainesville, FL 32601	53.54%
Creighton University — Class 1	2500 California Plaza, Omaha, NE 68178	46.46%
Austin Firefighters Relief & Retirement Fund — Class 2	4101 Parkstone Heights Drive Suite 270, Austin, TX 78746	5.46%
Anadarko Petroleum Corporation Master Trust — Class 2	1201 Lake Robbins Drive, The Woodlands, TX 77380	10.09%
The Missouri Foundation for Health — Class 2	415 South 18th Street, Suite 400, St Louis, MO 63103	8.38%
North Shore-Long Island — Class 2	972 Brush Hollow Road, Westbury, NY 11590	10.92%
Trustees of Tufts College — Class 2	151 Merrimac Street, Suite 600, Boston, MA 02114	8.33%
Christus Health — Class 2	2707 West Loop North, 9th Floor, Houston, TX 77008	10.73%
The Lynde & Harry Bradley Foundation, Inc — Class 2	1241 North Franklin Place, Milwaukee, WI 53202	6.02%
Iowa Public Safety Peace Officers Retirement, Accident and Disability System/Judicial Ret. Sys. — Class 2	State Capitol Building, Room No. 114, Des Moines, IA 50319	11.46%
Prince George’s County — Class 2	1400 McCormick Drive, Suite 110, Largo, MD 20774	7.26%
The Carle Foundation — Class 2	611 W. Park St, Loc Code:BWDS, Urbana, IL, 61801	5.19%
Jacksonville Police and Fire Pension Fund — Class 3	One West Adams Street, Suite 100, Jacksonville, FL 32202	15.87%
Presbyterian Healthcare Services — Class 3	2501 Buena Vista Drive, S.E., Albuquerque, NM 87106	33.24%
City of Jacksonville — Class 3	117 West Duvall Street, Suite 300,	19.42%

Investor	Investor Address	Percentage Ownership of Class
	Jacksonville, FL 32202
The Aerospace Employees’ Retirement Plan — Class 3	2310 E. El Segundo Blvd, MI/361, El Segundo, CA 90245	31.47%
Kentucky Teachers’ Retirement System — Class 4	479 Versailles Road, Frankfort, KY 40601-3800	100.00%

EAFE Choice Fund

Investor	Investor Address	Percentage Ownership of Class
Riverwood International Corporation Master Pension Trust — Class 2	814 Livingston Court, Marietta, GA 30067	36.41%
Municipal Fire & Police Retirement System of Iowa — Class 2	7155 Lake Drive Suite 201, West Des Moines, IA 50266	57.43%
Dole Food Company — Class 2	Wilshire Associates Inc., 210 Sixth Avenue, Suite 3720, Pittsburgh, PA, 15222	6.16%
The Guardian Life Insurance Company of America — Class 3	7 Hanover Square, 20th Floor, New York, NY 10004	100.00%

Global Alpha Equity Fund

Investor	Investor Address	Percentage Ownership of Class
Meristem Global — Class 1	601 Carlson Parkway Suite 800, Minnetonka, MN 55424	100.00%
Freeport McMoRan Corporation Defined Benefit Master Trust — Class 3	One North Central Avenue, Phoenix, AZ 85004-3014	100.00%

BAILLIE GIFFORD FUNDS

The Emerging Markets Fund, The International Equity Fund, The EAFE Fund, The EAFE Choice Fund and The Global Alpha Equity Fund

Proxy for a meeting of shareholders to be held on October 31, 2012

The undersigned hereby appoints Gareth Griffiths and Angus N.G. Macdonald, and each of them separately, as Proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote on behalf of the undersigned all shares of the Fund(s) listed on the following page that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund(s) to be held at 10:00 a.m., Eastern Time, on October 31, 2012, at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.  This proxy will be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and applicable federal securities laws.  The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of The Commonwealth of Massachusetts and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.  This proxy may be revoked at any time prior to the exercise of the powers conferred thereby. This Proxy is solicited by the Board of Trustees of Baillie Gifford Funds on behalf of the Funds.  The Board recommends that you vote FOR the proposal.

Please record your voting instructions on this card, sign it below, and return it promptly in the envelope provided.  Your vote is important.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the proposal. Abstentions do not constitute a vote FOR and effectively result in a vote AGAINST the proposal. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Dated

Signature(s) (Title(s), if applicable):	(Sign in the Box)

Please sign your name exactly as it appears on this card.  If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such.  If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office.  If you are a partner, sign in the partnership name.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT — DO NOT DETACH

DEAR SHAREHOLDER:

Your vote is important.  Please help us to avoid the expense of follow-up mailings by signing and returning this proxy card.  A postage-paid envelope is enclosed for your convenience.  Please refer to the back of the proxy card for additional information regarding the proposal.

Please fill in a box as shown using black or blue ink or number 2 pencil.  ☒

PLEASE DO NOT USE FINE POINT PENS.

1. To approve the amendment to the advisory agreement between Baillie Gifford Funds, on behalf of the Fund(s) listed below, and Baillie Gifford Overseas Limited, the investment manager to Baillie Gifford Funds, to change the manner in which the management fee is calculated.

FOR approval of the amendment to the advisory agreement(s) (except as marked to the contrary below)	AGAINST approval of the amendment to the advisory agreement(s)	ABSTAIN

☐	☐	☐
2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

Instruction: To withhold authority to vote for the amendment to the advisory agreement for a particular Fund, write the name of the Fund in the space provided below:

FUND NAME MERGE:

FUND NAME